EXHIBIT 99.1

Civista Bancshares, Inc. Announces Third-Quarter 2025 Financial Results of $0.68 per Common Share, up 28% from $0.53 per Common Share from Third-Quarter 2024

Sandusky, Ohio, October 23, 2025 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today reported net income of $12.8 million, or $0.68 per common share, for the quarter ended September 30, 2025.

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Completed an underwritten public offering of common stock, including an overallotment option. The offering totaled 3,788,238 shares at a price of $21.25 per share, raising approximately $80,500,058.
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Net income of $12.8 million, a $4.4 million or 53% increase compared to $8.4 million for the third quarter 2024, and an increase of $1.8 million or 16% compared to $11.0 million in the second quarter of 2025.
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Diluted earnings per common share of $0.68, for the third quarter of 2025, compared to $0.53 per diluted share, for the third quarter of 2024, and $0.71 per diluted share in the second quarter of 2025.
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Efficiency ratio of 61.4%, compared to 70.5% for the third quarter of 2024 and 64.5% in the second quarter of 2025, decreasing for the 5th consecutive quarter.
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227 basis points cost of funds for the third quarter of 2025, 34 basis points lower than the 261 basis points cost of funds for the third quarter of 2024.
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The third-quarter of 2025 included non-recurring items which negatively impacted net income by approximately $0.7 million on a pre-tax basis, $0.6 million on an after-tax basis, and $0.03 per common share.

CEO Commentary:

“Our third-quarter results demonstrate strong momentum, with net income rising 53% to $12.8 million from $8.4 million a year ago, and earnings per share increasing 28% to $0.68 from $0.53,” said Dennis G. Shaffer, CEO and President of Civista. “These gains reflect the effectiveness of our disciplined growth strategy and the strength of our customer relationships.”

“We’ve received regulatory approval for our partnership with The Farmers Savings Bank, which is expected to close in November. This milestone—combined with our recent $80.5 million capital raise—will significantly expand our presence in Northeast Ohio, enhance liquidity, and serve as a strong foundation for accelerated growth,” Shaffer added.

“Our credit quality remains strong and stable, reflecting the rigor of our underwriting and the enduring strength of our customer relationships,” Shaffer said. “Despite ongoing economic pressures, our disciplined approach continues to serve us well, positioning Civista to navigate challenges and grow organically with confidence. We remain committed to delivering tailored financial solutions that support the evolving needs of the communities we serve.”

Results of Operations:

For the three-month periods ended September 30, 2025, June 30, 2025 and September 30, 2024 and the nine-month periods ended September 30, 2025 and September 30, 2024.

Third-Quarter 2025 Highlights

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Completed an underwritten public offering of common stock, including an overallotment option. The offering totaled 3,788,238 shares at a price of $21.25 per share, raising approximately $80,500,058.
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Diluted earnings per common share of $0.68, for the third quarter of 2025, compared to $0.53 per diluted share, for the third quarter of 2024, and $0.71 per diluted share in the second quarter of 2025.
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Net income of $12.8 million, an increase of 53% or $4.4 million compared to $8.4 million for the third quarter 2024, and an increase of 16% or $1.8 million compared to $11.0 million in the second quarter of 2025.
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Net interest margin (tax equivalent) of 3.58%for the third quarter of 2025, compared to 3.16% for the third quarter of 2024.
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Net interest income of $34.5 million, up $5.3 million or 18.2% compared to the third quarter of 2024.
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200 basis points cost of deposits for the third-quarter of 2025, up 4 basis points compared to the second-quarter of 2025, but 18 basis points lower than the 218 basis points in the third-quarter of 2024.
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227 basis points cost of funds for the third-quarter of 2025, down 5 basis points from the 232 basis points in the second-quarter of 2025, and 34 basis points lower than the 261 basis points cost of funds in the third-quarter of 2024.
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Efficiency ratio of 61.4%, compared to 70.5% for the third quarter of 2024 and 64.5% for the second quarter of 2025.
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Return on Assets of 1.22%, compared to 0.83% for the third quarter of 2024.
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Return on Equity of 10.70%, compared to 8.73% for the third quarter of 2024.
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Allowance for credit losses on loans / total loans of 1.30%.
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Based on the September 30, 2025, market close share price of $20.31, the $0.17 third quarter dividend is equivalent to an annualized yield of 3.3% and a dividend payout ratio of 25.0%.
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The third-quarter of 2025 included non-recurring items which negatively impacted net income by approximately $0.7 million on a pre-tax basis, $0.6 million on an after-tax basis, and $0.03 per common share.
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Announced the signing of a definitive merger agreement to acquire The Farmers Savings Bank.
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Received all required regulatory approvals for the proposed merger with The Farmers Savings Bank; transaction expected to close in November 2025, pending shareholder approval and customary closing conditions.

Assets

Total assets at September 30, 2025, were $4.1 billion, a decrease of $72.5 million, or 1.7% from June 30, 2025, but up $14.9 million, or 0.4%, from December 31, 2024.

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Loan and lease balances decreased $55.1 million, or 1.8% since June 30, 2025, but up $14.8 million, or 0.5% since December 31, 2024.
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Commercial Real Estate decreased mainly in the non-owner occupied category.
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Residential Real Estate has continued to grow primarily due to more home loans as we meet the demand for housing by our customers and communities.

Deposits & Borrowings

Total deposits at September 30, 2025, were $3.2 billion, an increase of $34.3 million, or 1.1% from June 30, 2025, and an increase of $18.6 million, or 0.6%, from December 31, 2024.

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Noninterest-bearing demand deposits decreased $43.2 million from December 31, 2024, primarily due to a $45.3 million decrease in noninterest-bearing accounts related to commercial business deposits, partially offset by a $5.9 million increase in noninterest-bearing public funds.
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Interest-bearing demand deposits decreased $4.0 million from December 31, 2024, primarily due to a $14.1 million increase in interest-bearing public funds, offset by a $16.7 million decrease in interest-bearing and Jumbo now deposits.
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Savings and money markets increased $3.0 million from December 31, 2024, primarily due to an increase of $52.0 million in business money market deposits, offset by a $49.8 million decrease in retail and ICS money market, public funds, and corporate savings.
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Time deposits increased $131.8 million from December 31, 2024, primarily due to a $137.7 million increase in Jumbo and retail certificates of deposit.
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Brokered deposits totaled $431.2 million at September 30, 2025, which included brokered certificate of deposits of $425.0 million and brokered money markets of $6.1 million. Brokered deposits decreased $23 million from June 30, 2025 and $69.1 million from December 31, 2024, strategically reducing the balances of brokered deposits.
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FHLB short-term advances totaled $232.0 million on September 30, 2025, down $201.5 million from June 30, 2025, and down $107.0 million from December 31, 2024.
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FHLB long-term advances totaled $1.0 million on September 30, 2025, down from $1.1 million June 30, 2025, and down from $1.5 million on December 31, 2024.

Net Interest Income and Net Interest Margin

Net interest income increased $5.3 million, or 18.2%, for the third quarter of 2025, compared to the same period last year.

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Interest income increased $2.5 million for the third quarter of 2025, compared to the same period last year, attributed to average interest-earning assets increasing $123.6 million coupled with a 5-basis point increase in asset yield.
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Interest expense decreased $2.8 million for the third quarter of 2025, compared to the same period last year. This was due to a 101-basis point reduction in higher costing short-term FHLB borrowings coupled with a 136-basis point reduction in time deposits mostly offset by $168.9 million average balance growth in total interest-bearing deposits when comparing the third quarter of 2025 to the same period last year.
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Net interest margin increased 42-basis points to 3.58% for the third quarter of 2025, compared to 3.16% for the same period last year.

Net interest income increased $16.8 million, or 19.7%, for the nine months ended September 30, 2025, compared to the same period last year. For the nine months ended September 30, 2025, net interest income was increased in Q2 2025 by $1.6 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Interest income increased $11.8 million for the nine-months ended September 30, 2025, compared to the same period last year, attributed to average interest-earning assets increasing $197.9 million coupled with a 14-basis point increase in asset yield.
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Interest expense decreased $5.0 million for the nine months ended September 30, 2025, compared to the same period last year. This was due to a 104-basis point reduction in higher costing short-term FHLB borrowings coupled with a 128-basis point drop in time deposits, mostly offset by $230.4 million average balance growth in interest-bearing deposits, when comparing the nine-months ended September 30, 2025, to the same period last year.
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Net interest margin increased 42-basis points to 3.58% for the nine months ended September 30, 2025, compared to 3.16% for the same period last year.

Credit

Provision for credit losses (including provision for unfunded commitments) decreased $0.8 million for the third quarter of 2025 to $0.2 million compared to $1.0 million for the same period last year, and decreased $0.8 million compared to $1.0 million in the second quarter of 2025.

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Civista recorded net charge-offs of $0.6 million for the third quarter of 2025 compared to net charge-offs of basically zero for the same period of 2024, and $1.0 million in the second quarter of 2025.

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The allowance for credit losses to loans ratio was 1.30% at September 30, 2025, compared to 1.28% at June 30, 2025, and 1.29% at December 31, 2024.

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Non-performing assets at September 30, 2025, were $22.8 million, a decrease of $0.4 million or 1.6%, from June 30, 2025. The non-performing assets to assets ratio was flat at 0.55% at both September 30, 2025, and June 30, 2025.

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The allowance for credit losses to non-performing loans increased to 176.5% at September 30, 2025, from 120.8% at December 31, 2024.

Noninterest Income

Noninterest income for Q3 2025 totaled $9.6 million, a decrease of $0.5 million or 4.6%, when compared to the same period last year.

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Lease revenue and residual income decreased $0.5 million for the third quarter of 2025 compared to the same period last year, mainly due to lease originations being curtailed in 2025 resulting from the Civista Leasing and Finance core system conversion.

For the nine months ended September 30, 2025, Noninterest income totaled $24.1 million, a decrease of $4.7 million or 16.2%, when compared to the same period last year. For the nine months ended September 30, 2025, noninterest income was reduced in the second quarter 2025 by $1.0 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Lease revenue and residual income decreased $3.3 million for the nine months ended September 30, 2025, compared to the same period last year, due to stronger lease originations in 2024 coupled with a one-time non-recurring adjustment aforementioned above.
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Net gain on sale of loans decreased $0.3 million for the nine months ended September 30, 2025, compared to the same period last year, resulting from timing of selling loans.
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Other income decreased $1.3 million for the nine month ended September 30, 2025, compared to the same period last year, primarily related to lower fee revenue from the leasing division.
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Service charges increased $0.2 million for the nine months ended September 30, 2025, compared to the same period last year, primarily from an increase in retail overdraft fees year-over-year.

Noninterest Expense

Noninterest expense for Q3 2025 totaled $28.3 million, a decrease of $0.1 million or 0.2%, when compared to the same period last year. In the third quarter of 2025, noninterest expense was increased by $0.7 million from acquisition expenses related to the previously announced merger with The Farmers Savings Bank that is expected to close in the fourth quarter of 2025. These expenses are recorded in other noninterest expenses.

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Compensation expense decreased $0.7 million for the third quarter of 2025 compared to the same period last year, primarily due an increase in the deferral of salaries and wages related to the loan originations in the third quarter of 2025 partially offset by an increase in medical expenses.
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The quarter-to-date average number of full-time equivalent ("FTE") employees was 524 at September 30, 2025, compared with an average number of 526 for the same period in 2024.
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Marketing expenses decreased $0.3 million for the third quarter of 2025 compared to the same period last year, primarily due to a shift to digital marketing and lower promotional expenses related to advertising and product marketing.
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Equipment expense decreased $0.1 million for the three months ended September 30, 2025 compared to the same period in 2024, mainly due to lower expense on operating lease contracts mostly offset by $0.7 million in depreciation expense on assets that had a net book value but are no longer in use.
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Other expenses increased $0.3 million for the third quarter of 2025 compared to the same period last year, mainly due to the aforementioned acquisition-related expenses.
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The efficiency ratio was 61.4% for the quarter ended September 30, 2025, compared to 70.5% for the same period last year. The change in the efficiency ratio is primarily due to a 0.2% decrease in noninterest expenses, a 18.2% increase in net interest income, partially offset by a 4.6% decrease in noninterest income.

For the nine months ended September 30, 2025, Noninterest expense totaled $82.9 million, a decrease of $1.3 million or 1.5%, when compared to the same period last year. For the nine months ended September 30, 2025, noninterest expense was increased in the second quarter of 2025 by $0.4 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion as well as the aforementioned acquisition-related expenses.

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Compensation expense decreased $2.7 million for the nine months ended September 30, 2025 compared to the same period last year, primarily due to an increase in the deferral of salaries and wages related to the loan originations in the first nine months of 2025.
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The year-to-date average number of FTE employees was 523 at September 30, 2025, compared with an average number of 531 for the same period in 2024.
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Professional fees increased $1.6 million for the nine months ended September 30, 2025, compared to the same period last year, mainly due to utilizing consultants to assist in transitioning Civista Leasing and Finance Division to a new core processing system.

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Equipment expense decreased $1.2 million for the nine months ended September 30, 2025, compared to the same period last year, due to normal equipment depreciation as well as decreases in equipment expense related to operating lease contracts, partially offset by $0.7 million in depreciation expense on assets that had a net book value but are no longer in use.
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The efficiency ratio was 63.5% for the nine months ended September 30, 2025, compared to 71.7% for the same period last year. The change in the efficiency ratio is primarily due to a 1.5% decrease in noninterest expenses, a 19.7% increase in net interest income, partially offset by a 16.2% decrease in noninterest income.

Taxes

Civista’s effective income tax rate for the third quarter of 2025 was 18.5% compared to 15.6% for the same period last year, and 14.6% for the second quarter of 2025.

Civista’s effective income tax rate for the nine months ended September 30, 2025, was 16.2% compared to 13.5% in the same period last year.

Capital

Total shareholders’ equity at September 30, 2025, totaled $499.0 million, an increase of $94.9 million from June 30, 2025, and $110.5 million from December 31, 2024. This resulted from a capital raise management performed during the third quarter. See Recent Developments below for the impact to capital from the public offering of its common stock.

Civista did not repurchase any shares in the third quarter of 2025 as the current repurchase plan is set to expire in April 2026. For the nine months ended September 30, 2025, Civista liquidated 8,716 shares held by employees, at an average price of $20.36 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Recent Developments

July 10, 2025, Civista Bancshares, Inc. announced the signing of a definitive merger agreement pursuant to which Civista will acquire The Farmers Savings Bank.

July 10, 2025, Civista Bancshares, Inc. announced an underwritten public offering of its common stock, including an overallotment option. The offering totaled 3,788,238 shares at a price of $21.25 per share, raising approximately $80,500,058.

October 2025, Civista Bancshares, Inc. received all required regulatory approvals for the proposed merger with The Farmers Savings Bank; transaction expected to close in November 2025, pending shareholder approval and customary closing conditions.

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the third quarter of 2025 at 1:00 p.m. ET on Thursday, October 23, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. third quarter 2025 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

About Civista Bancshares

Civista Bancshares, Inc., is a $4.1 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles ("GAAP"). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations. Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended September 30,
	2025			2024
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,128,033	$48,717	6.18%	$3,031,884	$46,898	6.15%
Taxable securities ***	402,216	3,922	3.57%	363,584	3,258	3.24%
Non-taxable securities ***	274,722	2,325	3.84%	291,254	2,369	3.83%
Interest-bearing deposits in other banks	24,513	276	4.47%	19,144	216	4.47%
Total interest-earning assets ***	$3,829,484	$55,240	5.69%	$3,705,866	$52,741	5.64%
Noninterest-earning assets:
Cash and due from financial institutions	34,261			36,868
Premises and equipment, net	42,638			51,342
Accrued interest receivable	14,230			13,802
Intangible assets	132,503			134,083
Bank owned life insurance	63,289			63,190
Other assets	59,667			57,856
Less allowance for loan losses	(40,380)			(40,068)
Total Assets	$4,135,692			$4,022,939

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,536,897	$5,856	1.51%	$1,452,850	$4,074	1.12%
Time	1,037,256	10,491	4.01%	952,369	12,852	5.37%
Short-term FHLB borrowings	272,985	3,063	4.45%	388,022	5,328	5.46%
Long-term FHLB borrowings	1,011	7	2.59%	1,697	10	2.34%
Other borrowings	5,123	108	8.39%	-	-	0.00%
Subordinated debentures	104,186	1,170	4.46%	104,040	1,244	4.75%
Total interest-bearing liabilities	$2,957,458	$20,695	2.78%	$2,898,978	$23,508	3.23%
Noninterest-bearing deposits	662,872			687,364
Other liabilities	42,369			55,205
Shareholders' equity	472,993			381,392
Total Liabilities and Shareholders' Equity	$4,135,692			$4,022,939

Net interest income and interest rate spread		$34,545	2.91%		$29,233	2.41%

Net interest margin ***			3.58%			3.16%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $618 thousand and $630 thousand for the periods ended September 30, 2025 and 2024, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $62.9 million and $57.2 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Nine Months Ended September 30,
	2025			2024
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,121,292	$146,336	6.27%	$2,959,031	$136,328	6.15%
Taxable securities ***	401,091	11,228	3.43%	355,329	9,262	3.12%
Non-taxable securities ***	279,668	7,002	3.88%	291,589	7,116	3.85%
Interest-bearing deposits in other banks	22,238	678	4.07%	20,419	756	4.93%
Total interest-earning assets ***	$3,824,289	$165,244	5.75%	$3,626,368	$153,462	5.61%
Noninterest-earning assets:
Cash and due from financial institutions	39,232			34,807
Premises and equipment, net	44,563			53,318
Accrued interest receivable	13,908			13,254
Intangible assets	132,883			134,474
Bank owned life insurance	63,171			62,176
Other assets	59,410			61,225
Less allowance for loan losses	(40,295)			(38,876)
Total Assets	$4,137,161			$3,946,746

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,554,969	$17,216	1.48%	$1,392,082	$11,113	1.07%
Time	994,788	30,405	4.09%	927,306	37,305	5.37%
Short-term FHLB borrowings	346,737	11,595	4.47%	385,801	15,921	5.51%
Long-term FHLB borrowings	1,225	24	2.57%	2,000	35	2.34%
Other borrowings	5,804	376	8.67%	-	-	0.00%
Subordinated debentures	104,145	3,496	4.49%	103,999	3,732	4.79%
Total interest-bearing liabilities	$3,007,668	$63,112	2.81%	$2,811,188	$68,106	3.24%
Noninterest-bearing deposits	662,662			702,696
Other liabilities	42,910			60,282
Shareholders' equity	423,921			372,580
Total Liabilities and Shareholders' Equity	$4,137,161			$3,946,746

Net interest income and interest rate spread		$102,132	2.94%		$85,356	2.37%

Net interest margin ***			3.58%			3.16%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $1.9 million and $1.9 million for the periods ended September 30, 2025 and 2024, respectively.

** - Average balance includes nonaccrual loans

*** - 2025 and 2024 average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $62.1 million and $61.9 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Noninterest income
(unaudited - dollars in thousands)	Three months ended Septembere 30,
	2025	2024	$ Change	% Change
Service charges	$1,667	$1,595	$72	4.5%
Net gain (loss) on equity securities	255	223	32	14.3%
Net gain on sale of loans and leases	1,450	1,427	23	1.6%
ATM/Interchange fees	1,435	1,402	33	2.4%
Wealth management fees	1,402	1,443	(41)	-2.8%
Lease revenue and residual income	1,934	2,428	(494)	-20.3%
Bank owned life insurance	666	717	(51)	-7.1%
Swap fees	-	43	(43)	-100.0%
Other	824	821	3	0.4%
Total noninterest income	$9,633	$10,099	$(466)	-4.6%

Noninterest income
(unaudited - dollars in thousands)	Nine months ended September 30,
	2025	2024	$ Change	% Change
Service charges	$4,756	$4,523	$233	5.2%
Net gain (loss) on equity securities	152	156	(4)	-2.6%
Net gain on sale of loans and leases	2,895	3,179	(284)	-8.9%
ATM/Interchange fees	4,179	4,201	(22)	-0.5%
Wealth management fees	4,067	4,055	12	0.3%
Lease revenue and residual income	4,356	7,630	(3,274)	-42.9%
Bank owned life insurance	1,438	1,434	4	0.3%
Swap fees	125	165	(40)	-24.2%
Other	2,114	3,390	(1,276)	-37.6%
Total noninterest income	$24,082	$28,733	$(4,651)	-16.2%

Noninterest expense
(unaudited - dollars in thousands)	Three months ended September 30,
	2025	2024	$ Change	% Change
Compensation expense	$15,161	$15,726	$(565)	-3.6%
Net occupancy Expense	1,466	1,293	173	13.4%
Contracted data processing	559	636	(77)	-12.1%
FDIC Assessment	627	560	67	12.0%
State franchise tax	536	480	56	11.7%
Professional services	1,225	1,134	91	8.0%
Equipment expense	2,205	2,345	(140)	-6.0%
ATM/Interchange expense	755	616	139	22.6%
Marketing	391	716	(325)	-45.4%
Amortization of core deposit intangible	318	363	(45)	-12.4%
Software maintenance expense	1,480	1,203	277	23.0%
Other	3,604	3,322	282	8.5%
Total noninterest expense	$28,327	$28,394	$(67)	-0.2%

Noninterest expense
(unaudited - dollars in thousands)	Nine months ended September 30,
	2025	2024	$ Change	% Change
Compensation expense	$44,216	$46,922	$(2,706)	-5.8%
Net occupancy expense	4,519	3,959	560	14.1%
Contracted data processing	1,662	1,740	(78)	-4.5%
FDIC Assessment	2,189	1,592	597	37.5%
State franchise tax	1,696	1,444	252	17.5%
Professional services	5,113	3,532	1,581	44.8%
Equipment expense	6,072	7,313	(1,241)	-17.0%
ATM/Interchange expense	2,018	1,873	145	7.7%
Marketing	976	1,640	(664)	-40.5%
Amortization of core deposit intangible	988	1,121	(133)	-11.9%
Software maintenance expense	4,051	3,568	483	13.5%
Other	9,435	9,521	(86)	-0.9%
Total noninterest expense	$82,935	$84,225	$(1,290)	-1.5%

End of period loan and lease balances
(unaudited - dollars in thousands)
	September 30,	December 31,
	2025	2024	$ Change	% Change
Commercial and Agriculture	$302,407	$328,488	$(26,081)	-7.9%
Commercial Real Estate:
Owner Occupied	384,176	374,367	9,809	2.6%
Non-owner Occupied	1,216,031	1,225,991	(9,960)	-0.8%
Residential Real Estate	842,362	763,869	78,493	10.3%
Real Estate Construction	278,163	305,992	(27,829)	-9.1%
Farm Real Estate	23,713	23,035	678	2.9%
Lease financing receivable	38,960	46,900	(7,940)	-16.9%
Consumer and Other	10,182	12,588	(2,406)	-19.1%
Total Loans	$3,095,994	$3,081,230	$14,764	0.5%

End of period deposit balances
(unaudited - dollars in thousands)
	September 30,	December 31,
	2025	2024	$ Change	% Change
Noninterest-bearing demand	$651,934	$695,094	$(43,160)	-6.2%
Interest-bearing demand	415,620	419,583	(3,963)	-0.9%
Savings and money market	1,129,985	1,126,974	3,011	0.3%
Time deposits	601,757	469,954	131,803	28.0%
Brokered deposits	431,167	500,265	(69,098)	-13.8%
Total Deposits	$3,230,463	$3,211,870	$18,593	0.6%

Allowance for Credit Losses
(dollars in thousands)
	Three months ended September 30,
	2025	2024
Beginning of period	$40,455	$39,919
Charge-offs	(662)	(42)
Recoveries	83	45
Provision	378	1,346
End of period	$40,254	$41,268

Allowance for Credit Losses
(dollars in thousands)
	Nine months ended September 30,
	2025	2024
Beginning of period	$39,669	$37,160
Charge-offs	(2,730)	(1,580)
Recoveries	518	500
Provision	2,797	5,188
End of period	$40,254	$41,268

Allowance for Unfunded Commitments
(dollars in thousands)
	Three months ended September 30,
	2025	2024
Beginning of period	$3,553	$3,706
Provision	(178)	(325)
End of period	$3,375	$3,381

Allowance for Unfunded Commitments
(dollars in thousands)
	Nine months ended September 30,
	2025	2024
Beginning of period	$3,380	$3,901
Provision	(5)	(520)
End of period	$3,375	$3,381

(dollars in thousands)	September 30,	December 31,
	2025	2024
Non-accrual loans	$22,615	$30,950
Restructured loans, accruing	12	1,677
90+ Days Past Due, Still Accruing	177	225
Total non-performing loans	22,804	32,852
Other Real Estate Owned	-	-
Total non-performing assets	$22,804	$32,852

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Interest income	$55,240	$52,741	$165,244	$153,462
Interest expense	20,695	23,508	63,112	68,106
Net interest income	34,545	29,233	102,132	85,356
Provision for credit losses	378	1,346	2,797	5,188
Provision for unfunded commitments	(178)	(325)	(5)	(520)
Net interest income after provision	34,345	28,212	99,340	80,688
Noninterest income	9,633	10,099	24,082	28,733
Noninterest expense	28,327	28,394	82,935	84,225
Income before taxes	15,651	9,917	40,487	25,196
Income tax expense	2,891	1,551	6,544	3,406
Net income	12,760	8,366	33,943	21,790
Preferred stock dividends	-	-	-	-
Net income available
to common shareholders	$12,760	$8,366	$33,943	$21,790

Dividends paid per common share	$0.17	$0.16	$0.51	$0.48

Earnings per common share
Basic
Net income	$12,760	$8,366	$33,943	$21,790
Less allocation of earnings and
dividends to participating securities	61	177	173	455
Net income available to common
shareholders - basic	$12,699	$8,189	$33,770	$21,335
Weighted average common shares outstanding	18,767,307	15,736,966	16,605,546	15,720,714
Less average participating securities	91,743	332,531	85,141	328,447
Weighted average number of shares outstanding
used to calculate basic earnings per share	18,675,564	15,404,435	16,520,405	15,392,267

Earnings per common share
Basic	$0.68	$0.53	$2.04	$1.39
Diluted	$0.68	$0.53	$2.04	$1.39

Selected financial ratios:
Return on average assets	1.22%	0.83%	1.10%	0.74%
Return on average equity	10.70%	8.73%	10.71%	7.81%
Dividend payout ratio	25.00%	30.10%	24.95%	34.63%
Net interest margin (tax equivalent)	3.58%	3.16%	3.58%	3.16%
Effective tax rate	18.47%	15.64%	16.16%	13.52%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
	(unaudited)	(unaudited)

Cash and due from financial institutions	$62,766	$63,155
Investment in time deposits	735	1,450
Investment securities	657,189	650,488
Loans held for sale	8,012	665
Loans	3,095,994	3,081,230
Less: allowance for credit losses	(40,254)	(39,669)
Net loans	3,055,740	3,041,561
Other securities	27,901	30,352
Premises and equipment, net	40,910	47,166
Goodwill and other intangibles	132,276	133,403
Bank owned life insurance	62,756	62,783
Other assets	65,049	67,446
Total assets	$4,113,334	$4,098,469

Total deposits	$3,230,463	$3,211,870
Short-term Federal Home Loan Bank advances	232,000	339,000
Long-term Federal Home Loan Bank advances	970	1,501
Subordinated debentures	104,213	104,089
Other borrowings	4,699	6,293
Accrued expenses and other liabilities	41,961	47,214
Total liabilities	3,614,306	3,709,967
Common shares	388,458	312,037
Retained earnings	230,798	205,408
Treasury shares	(75,760)	(75,586)
Accumulated other comprehensive loss	(44,468)	(53,357)
Total shareholders' equity	499,028	388,502
Total liabilities and shareholders' equity	$4,113,334	$4,098,469

	September 30,	December 31,
	2025	2024
	(unaudited)	(unaudited)

Shares outstanding at period end	19,312,726	15,487,667
Book value per share	$25.84	$25.08
Equity to asset ratio	12.13%	9.48%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.30%	1.29%
Non-performing assets to total assets	0.55%	0.80%
Allowance for credit losses to non-performing loans	176.52%	120.75%

Non-performing asset analysis
Nonaccrual loans	$22,615	$30,950
Restructured loans	12	1,677
Other real estate owned	-	-
90+ Days Past Due, Still Accruing	177	225
Total	$22,804	$32,852

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
End of Period Balances	2025	2025	2025	2024	2024

Assets
Cash and due from banks	$62,766	$73,858	$90,456	$63,155	$74,662
Investment in time deposits	735	715	960	1,450	1,450
Investment securities	657,189	645,228	648,537	650,488	629,113
Loans held for sale	8,012	10,733	4,324	665	8,299
Loans and leases	3,095,994	3,151,124	3,104,036	3,081,230	3,043,946
Allowance for credit losses	(40,254)	(40,455)	(40,284)	(39,669)	(41,268)
Net Loans	3,055,740	3,110,669	3,063,752	3,041,561	3,002,678
Other securities	27,901	36,195	32,592	30,352	32,633
Premises and equipment, net	40,910	42,922	45,107	47,166	49,967
Goodwill and other intangibles	132,276	132,631	133,026	133,403	133,829
Bank owned life insurance	62,756	63,555	63,170	62,783	62,912
Other assets	65,049	69,363	64,793	67,446	65,880
Total Assets	$4,113,334	$4,185,869	$4,146,717	$4,098,469	$4,061,423

Liabilities
Total deposits	$3,230,463	$3,196,207	$3,238,888	$3,211,870	$3,223,732
Federal Home Loan Bank advances - short term	232,000	433,500	360,000	339,000	287,047
Federal Home Loan Bank advances - long term	970	1,103	1,355	1,501	1,598
Subordinated debentures	104,213	104,172	104,130	104,089	104,067
Other borrowings	4,699	5,379	6,140	6,293	6,319
Accrued expenses and other liabilities	41,961	41,371	38,770	47,214	44,222
Total liabilities	3,614,306	3,781,732	3,749,283	3,709,967	3,666,985

Shareholders' Equity
Common shares	388,458	312,589	312,192	312,037	311,901
Retained earnings	230,798	221,321	212,944	205,408	198,034
Treasury shares	(75,760)	(75,753)	(75,753)	(75,586)	(75,586)
Accumulated other comprehensive loss	(44,468)	(54,020)	(51,949)	(53,357)	(39,911)
Total shareholders' equity	499,028	404,137	397,434	388,502	394,438

Total Liabilities and Shareholders' Equity	$4,113,334	$4,185,869	$4,146,717	$4,098,469	$4,061,423

Shares outstanding at period end	19,312,726	15,529,342	15,519,072	15,487,667	15,736,528

Book value per share	$25.84	$26.02	$25.61	$25.08	$25.07
Equity to asset ratio	12.13%	9.65%	9.58%	9.48%	9.71%

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Selected asset quality ratios:
Allowance for credit losses to total loans	1.30%	1.28%	1.30%	1.29%	1.36%
Non-performing assets to total assets	0.55%	0.55%	0.75%	0.80%	0.45%
Allowance for credit losses to non-performing loans	176.52%	176.11%	129.99%	120.75%	227.36%

Non-performing asset analysis
Nonaccrual loans	$22,615	$22,742	$30,989	$30,950	$16,488
Restructured loans	12	7	-	1,677	1,663
90+ Days Past Due, Still Accruing	177	223	146	225	-
Other real estate owned	-	209	209	-	61
Total	$22,804	$23,181	$31,344	$32,852	$18,212

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
Quarterly Average Balances	2025	2025	2025	2024	2024
Assets:
Earning assets	$3,829,484	$3,841,369	$3,801,709	$3,738,607	$3,705,866
Securities	676,938	682,035	683,374	655,556	654,838
Loans	3,128,033	3,136,091	3,099,440	3,061,991	3,031,884
Liabilities and Shareholders' Equity
Total deposits	$3,237,025	$3,190,592	$3,209,277	$3,285,485	$3,092,583
Interest-bearing deposits	2,574,153	2,538,500	2,538,561	2,582,652	2,405,219
Other interest-bearing liabilities	383,305	523,824	461,100	320,225	493,759
Total shareholders' equity	472,993	400,915	397,021	391,591	381,392

Supplemental Financial Information
(Unaudited - dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
End of period loan and lease balances	2025	2025	2025	2024	2024
Commercial and Agriculture	$302,407	$338,598	$330,627	$328,488	$304,639
Commercial Real Estate:
Owner Occupied	384,176	378,248	378,095	374,367	375,751
Non-owner Occupied	1,216,031	1,263,612	1,246,025	1,225,991	1,205,453
Residential Real Estate	842,362	815,408	773,349	763,869	751,825
Real Estate Construction	278,163	277,643	297,589	305,992	318,063
Farm Real Estate	23,713	23,866	22,399	23,035	24,122
Lease financing receivable	38,960	42,758	44,570	46,900	49,453
Consumer and Other	10,182	10,991	11,382	12,588	14,640
Total Loans	$3,095,994	$3,151,124	$3,104,036	$3,081,230	$3,043,946

Supplemental Financial Information
(Unaudited - dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
End of period deposit balances	2025	2025	2025	2024	2024
Noninterest-bearing demand	$651,127	$647,609	$648,683	$695,094	$686,316
Interest-bearing demand	415,620	433,089	467,601	419,583	420,333
Savings and money market	1,129,985	1,100,660	1,146,480	1,126,974	1,111,771
Time deposits	601,757	560,702	515,910	469,954	456,973
Brokered deposits	431,167	454,147	460,214	500,265	548,339
Total Deposits	$3,229,656	$3,196,207	$3,238,888	$3,211,870	$3,223,732

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Income statement	2025	2025	2025	2024	2024

Total interest and dividend income	$55,240	$56,271	$53,733	$53,233	$52,741
Total interest expense	20,695	21,457	20,960	21,878	23,508
Net interest income	34,545	34,814	32,773	31,355	29,233
Provision for credit losses	378	1,171	1,248	697	1,346
Provision for unfunded commitments	(178)	(146)	319	(1)	(325)
Noninterest income	9,633	6,589	7,860	9,015	10,099
Noninterest expense	28,327	27,482	27,126	28,296	28,394
Income before taxes	15,651	12,896	11,940	11,378	9,917
Income tax expense	2,891	1,881	1,772	1,485	1,551
Net income	$12,760	$11,015	$10,168	$9,893	$8,366
Preferred stock dividends	-	-	-	-	-
Net income available to common shareholders	$12,760	$11,015	$10,168	$9,893	$8,366

Per share data

Earnings per common share
Basic
Net income	$12,760	$11,015	$10,168	$9,893	$8,366
Less allocation of earnings and
dividends to participating securities	61	45	44	213	177
Net income available to common shareholders - basic	$12,699	$10,970	$10,124	$9,680	$8,189

Weighted average common shares outstanding	18,767,307	15,524,490	15,488,813	15,734,243	15,736,966
Less average participating securities	91,743	96,692	66,711	339,626	332,531
Weighted average number of shares outstanding used to calculate basic earnings per share	18,675,564	15,427,798	15,422,102	15,394,617	15,404,435

Earnings per common share
Basic	$0.68	$0.71	$0.66	$0.63	$0.53
Diluted	$0.68	$0.71	$0.66	$0.63	$0.53

Common shares dividend paid	$3,283	$2,638	$2,636	$2,518	$2,518
Dividends paid per common share	0.17	0.17	0.17	0.16	0.16

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected financial ratios	2025	2025	2025	2024	2024

Return on average assets	1.22%	1.06%	1.00%	0.97%	0.83%
Return on average equity	10.70%	11.02%	10.39%	10.43%	8.73%
Dividend payout ratio	25.00%	23.96%	25.90%	25.45%	30.10%
Net interest margin (tax equivalent)	3.58%	3.64%	3.51%	3.36%	3.16%
Effective tax rate	18.47%	14.59%	14.84%	13.05%	15.63%

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Noninterest income	2025	2025	2025	2024	2024
Service charges	$1,667	$1,564	$1,524	$1,591	$1,595
Net gain (loss) on equity securities	255	(74)	(29)	96	223
Net gain on sale of loans and leases	1,450	841	604	1,259	1,427
ATM/Interchange fees	1,435	1,418	1,326	1,640	1,402
Wealth management fees	1,402	1,325	1,340	1,464	1,443
Lease revenue and residual income	1,934	525	1,896	1,280	2,428
Bank owned life insurance	666	386	387	771	717
Swap fees	-	53	72	66	43
Other	824	551	740	848	821
Total noninterest income	$9,633	$6,589	$7,860	$9,015	$10,099

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Noninterest expense	2025	2025	2025	2024	2024
Compensation expense	$15,161	$15,011	$14,043	$14,899	$15,726
Net occupancy Expense	1,466	1,419	1,634	1,138	1,293
Contracted data processing	559	536	567	508	636
FDIC Assessment	627	689	873	1,039	560
State franchise tax	536	634	526	608	480
Professional services	1,225	1,798	2,090	2,247	1,134
Equipment expense	2,205	1,764	2,103	2,240	2,345
ATM/Interchange expense	755	683	580	671	616
Marketing	391	289	296	448	716
Amortization of core deposit intangible	318	338	332	363	363
Software maintenance expense	1,480	1,294	1,277	1,376	1,203
Other	3,604	3,027	2,805	2,759	3,322
Total noninterest expense	$28,327	$27,482	$27,126	$28,296	$28,394

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset quality	2025	2025	2025	2024	2024

Allowance for credit losses:
Beginning of period	$40,455	$40,284	$39,669	$41,268	$39,919
Charge-offs	(662)	(1,092)	(976)	(2,335)	(42)
Recoveries	83	92	343	39	45
Provision	378	1,171	1,248	697	1,346
End of period	$40,254	$40,455	$40,284	$39,669	$41,268
Allowance for unfunded commitments:
Beginning of period	$3,553	$3,699	$3,380	$3,381	$3,706
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	(178)	(146)	319	(1)	(325)
End of period	$3,375	$3,553	$3,699	$3,380	$3,381

Ratios
Allowance to total loans	1.30%	1.28%	1.30%	1.29%	1.36%
Allowance to nonperforming assets	176.52%	174.52%	129.12%	121.58%	226.60%
Allowance to nonperforming loans	176.52%	176.11%	129.99%	120.75%	227.74%

Nonperforming assets
Non-accrual loans	$22,615	$22,742	$30,989	$30,950	$16,488
Restructured loans	12	7	-	1,677	1,633
90+ Days Past Due, Still Accruing	177	223	-	225	-
Total non-performing loans	22,804	22,972	30,989	32,852	18,121
Other Real Estate Owned	-	209	209	-	61
Total non-performing assets	$22,804	$23,181	$31,198	$32,852	$18,182

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and liquidity	2025	2025	2025	2024	2024

Tier 1 leverage ratio	10.96%	8.80%	8.66%	8.60%	8.45%
Tier 1 risk-based capital ratio	14.19%	11.18%	10.97%	10.47%	10.29%
Total risk-based capital ratio	17.80%	14.73%	14.53%	13.98%	13.81%
Tangible common equity ratio (1)	9.21%	6.70%	6.59%	6.43%	6.64%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Tangible Common Equity
Total Shareholder's Equity - GAAP	$499,028	$404,137	$397,434	$388,502	$394,438
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	132,276	132,631	133,026	133,403	133,829
Tangible common equity (Non-GAAP)	$366,752	$271,506	$264,408	$255,099	$260,609

Total Shares Outstanding	19,312,726	15,529,342	15,519,072	15,487,667	15,736,528

Tangible book value per share	$18.99	$17.48	$17.04	$16.47	$16.56

Tangible Assets
Total Assets - GAAP	$4,113,334	$4,185,869	$4,146,717	$4,098,469	$4,061,423
Less: Goodwill and intangible assets	132,276	132,631	133,026	133,403	133,829
Tangible assets (Non-GAAP)	$3,981,058	$4,053,238	$4,013,691	$3,965,066	$3,927,594

Tangible common equity to tangible assets	9.21%	6.70%	6.59%	6.43%	6.64%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Efficiency ratio (non-GAAP):	2025	2024	2025	2024

Noninterest expense (GAAP)	28,327	28,394	82,935	84,225
Less: Amortization of intangible assets expense	318	363	988	1,121
Less: Acquisition related expenses	664	-	669	-
Noninterest expense (non-GAAP)	27,345	28,031	81,278	83,104

Net interest income (GAAP)	34,545	29,233	102,132	85,356
Plus: Taxable equivalent adjustment	618	630	1,861	1,892
Noninterest income (GAAP)	9,633	10,099	24,082	28,733
Less: Net gains (losses) on equity securities	255	223	152	156
Net interest income (FTE) plus noninterest income (non-GAAP)	44,541	39,739	127,923	115,825

Efficiency ratio (non-GAAP)	61.4%	70.5%	63.5%	71.7%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Efficiency ratio (non-GAAP):	2025	2025	2025	2024	2024

Noninterest expense (GAAP)	$28,327	$27,482	$27,126	$28,296	$28,394
Less: Amortization of intangible assets expense	318	339	332	363	363
Less: Acquisition related expenses	664	5	-	-	-
Noninterest expense (non-GAAP)	$27,345	$27,138	$26,794	$27,933	$28,031

Net interest income (GAAP)	$34,545	$34,814	$32,773	$31,355	$29,233
Plus: Taxable equivalent adjustment	618	621	622	627	630
Noninterest income (GAAP)	9,633	6,589	7,860	9,015	10,099
Less: Net gains (losses) on equity securities	255	(74)	(29)	96	223
Net interest income (FTE) plus noninterest income (non-GAAP)	$44,541	$42,098	$41,284	$40,901	$39,739

Efficiency ratio (non-GAAP)	61.4%	64.5%	64.9%	68.3%	70.5%

Supplemental Financial Information
Consolidated Condensed Statement of Operations
(Unaudited - dollars in thousands except share data)

	Three Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2025
		Non-Recurring			Non-Recurring
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Interest income	$55,240	$-	$55,240	$165,244	$1,621	$163,623
Interest expense	20,695	-	20,695	63,112	-	63,112
Net interest income	34,545	-	34,545	102,132	1,621	100,511
Provision for credit losses	378	-	378	2,797	-	2,797
Provision for unfunded commitments	(178)	-	(178)	(5)	-	(5)
Net interest income after provision	34,345	-	34,345	99,340	1,621	97,719
Noninterest income	9,633	-	9,633	24,082	(1,044)	25,126
Noninterest expense	28,327	664	27,663	82,935	358	82,577
Income before taxes	15,651	(664)	16,315	40,487	219	40,268
Income tax expense	2,891	(110)	3,001	6,544	20	6,524
Net income	$12,760	$(554)	$13,314	$33,943	$199	$33,744

Earnings per common share
Basic	$0.68	$(0.03)	$0.71	$2.04	$0.01	$2.03
Diluted	$0.68	$(0.03)	$0.71	$2.04	$0.01	$2.03

Supplemental Financial Information
Consolidated Condensed Statement of Operations
(Unaudited - dollars in thousands except share data)

	Three Months Ended
As Reported	September 30, 2025	June 30, 2025

Interest income	$55,240	$56,271
Interest expense	20,695	21,457
Net interest income	34,545	34,814
Provision for credit losses	378	1,171
Provision for unfunded commitments	(178)	(146)
Net interest income after provision	34,345	33,789
Noninterest income	9,633	6,589
Noninterest expense	28,327	27,482
Income before taxes	15,651	12,896
Income tax expense	2,891	1,881
Net income	$12,760	$11,015

Earnings per common share
Basic	$0.68	$0.71
Diluted	$0.68	$0.71
Net Interest Margin	3.58%	3.64%

As Adjusted
Interest income	$55,240	$54,650
Interest expense	20,695	21,457
Net interest income	34,545	33,193
Provision for credit losses	378	1,171
Provision for unfunded commitments	(178)	(146)
Net interest income after provision	34,345	32,168
Noninterest income	9,633	7,633
Noninterest expense	27,663	27,793
Income before taxes	16,315	12,008
Income tax expense	3,001	1,750
Net income	$13,314	$10,258

Earnings per common share
Basic	$0.71	$0.66
Diluted	$0.71	$0.66
Net Interest Margin	3.58%	3.47%

	Three Months Ended
Non-Recurring Adjustments	September 30, 2025	June 30, 2025
Interest income	$-	$1,621
Interest expense	-	-
Net interest income	-	1,621
Provision for credit losses	-	-
Provision for unfunded commitments	-	-
Net interest income after provision	-	1,621
Noninterest income	-	(1,044)
Noninterest expense	664	(311)
Income before taxes	(664)	888
Income tax expense	(110)	131
Net income	$(554)	$757

Earnings per common share
Basic	$(0.03)	$0.05
Diluted	$(0.03)	$0.05
Net Interest Margin	0.00%	0.17%

Non-recurring adjustments summary:

Third-Quarter 2025

The quarter ended September 30, 2025 was negatively impacted by non-recurring adjustments related to acquisition related expenses in conjunction with the previously announced merger with The Farmers Savings Bank that is expected to close in the fourth quarter of 2025. The expenses impacted net income for the quarter ended September
30, 2025 by approximately $0.7 million on a pre-tax basis.

Second-Quarter 2025

The quarter ended June 30, 2025 was positively impacted by non-recurring adjustments to our loan valuation resulting from a core system conversion during the second quarter of 2025, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.6 million on a pre-tax basis, and the release of a reserve established in the third-quarter of 2024 for a reconciling item associated with a system conversion, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.3 million on a pre-tax basis.